Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Coronado Topco, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(f)(1) and (f)(3) and 457(c)	69,414,360	(1)	N/A	$2,703,304,591.84(2)	0.0000927	$250,596.34
	Total Offering Amounts						$2,703,304,591.84		$250,596.34
	Total Fees Previously Paid								$0.00
	Net Fee Due								$250,596.34

(1)	Represents the maximum number of the registrant’s shares of common stock estimated to be issuable upon completion of the Combinations (as defined herein) described herein. Calculated as the sum of:

•

the product obtained by multiplying (a) 1 (the number of shares of the registrant’s common stock a holder of Quidel Corporation common stock will receive for each share of Quidel Corporation common stock) by (b) the sum of (i) 41,686,165 shares of Quidel Corporation common stock (the total number of shares of Quidel Corporation common stock outstanding as of December 31, 2021), plus (ii) 567,697 shares of Quidel Corporation common stock issuable pursuant to restricted stock units outstanding as of December 31, 2021, plus (iii) 19,642 shares of Quidel

Corporation common stock issuable pursuant to performance restricted stock units outstanding as of December 31, 2021, plus (iv) 722,034 shares of Quidel Corporation common stock issuable pursuant to stock options outstanding as of December 31, 2021; plus

•

the product obtained by multiplying (a) 0.1055 (the number of shares of the registrant’s common stock a holder of Ortho Clinical Diagnostics Holdings plc ordinary shares will receive for each Ortho Clinical Diagnostics Holdings plc ordinary share) by (b) the sum of (i) 237,527,690 Ortho Clinical Diagnostics Holdings plc ordinary shares (the total number of Ortho Clinical Diagnostics Holdings plc ordinary shares outstanding as of January 26, 2022, of which 388,724 ordinary shares represent unvested shares of restricted stock of Ortho Clinical Diagnostics Holdings plc), plus (ii) 166,250 ordinary shares of Ortho Clinical Diagnostics Holdings plc issuable pursuant to restricted stock units outstanding as of January 26, 2022, plus (iii) 12,721,439 shares of Ortho Clinical Diagnostics Holdings plc issuable pursuant to stock options outstanding as of January 26, 2022.

(2)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(f)(1) and (f)(3) and 457(c) under the Securities Act. The proposed maximum aggregate offering price is equal to:

•

the product obtained by multiplying (a) 42,994,169 (the number of shares of the registrant’s common stock estimated to be issuable to holders of Quidel Corporation common stock upon completion of the Combinations described herein as calculated pursuant to part (b) of the first bullet point in footnote (1) above) by (b) $94.13 (the average of the high and low prices of shares of Quidel Corporation common stock on January 27, 2022 as reported on the Nasdaq Global Select Market); plus

•

the product obtained by multiplying (a) 26,418,822 (the number of shares of the registrant’s common stock estimated to be issuable to holders of Ortho Clinical Diagnostics Holdings plc ordinary shares upon completion of the Combinations described herein as calculated pursuant to part (b) of the second bullet point in footnote (1) above) by (b) $16.81 (the average of the high and low prices of Ortho Clinical Diagnostics Holdings plc ordinary shares on January 27, 2022 as reported on the Nasdaq Global Select Market); less

•	$1,787,965,806.06, the maximum amount of cash consideration to be paid by the registrant in connection with the Combinations.